                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-68084, 33-83276 and 33-91150 on Form S-3 and Registration Statement Nos. 33-56706, 33-61884, 33-80945, 333-36171 and 333-36175 on Form S-8 of Creative
BioMolecules, Inc. of our report dated March 5, 1998, appearing in the Annual Report on Form 10-K of Creative BioMolecules, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


Boston, Massachsuetts
March 27, 1998